Exhibit 99.2

SRM Entertainment, Inc. Announces Closing of Its Initial Public Offering

Jupiter, FL, August 16, 2023 – SRM Entertainment, Inc. (the “Company”) today announced the closing of its initial public offering (the “Offering”) of 1,250,000 shares of its common stock at an initial price to the public of $5.00 per share. The shares began trading on the Nasdaq Capital Market on August 15, 2023, under the symbol “SRM”.

The Company received aggregate gross proceeds of $6.25 million from the offering, before deducting underwriting discounts and commissions and other related expenses payable by the Company. In addition, SRM has granted the underwriters a 45-day option to purchase up to an additional 187,500 shares of common stock at the initial public offering price, less the underwriting discounts and commissions.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), acted as the lead book-running manager and Dominari Securities LLC acted as co-manager. Sichenzia Ross Ference LLP acted as counsel to the Company and Sullivan & Worcester LLP acted as counsel to the underwriters in connection with the Offering.

The Offering was made pursuant to an effective registration statement on Form S-1 (File No. 333-272250), as amended, filed with the U.S. Securities and Exchange Commission (the “SEC”) and effective by the SEC on August 14, 2023, and the preliminary prospectus included therein. A final prospectus relating to the Offering has been filed with the SEC and copies may be obtained from EF Hutton, Attn: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002. In addition, a copy of the final prospectus relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SRM Entertainment, Inc.

SRM Entertainment, Inc. designs, develops and manufactures custom toys and souvenirs for the world’s largest theme parks and entertainment venues. The Company provides exclusive custom products that are available worldwide at venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld and other attractions. Additionally, the Company recently launched its retail product line which includes patented SMURFS Sip with Me cups.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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